Exhibit 99.1


     GOLD BENNETT & CERA
     PAUL F. BENNETT, ESQ. (63318)
     SOLOMON B. CERA, ESQ. (99467)
     SUSAN D. RESLEY, ESQ. (161808)
     595 Market Street, Suite 2300
     San Francisco, California  94105
     Telephone:  (415) 777-2230

     RABIN & GARLAND
     I. STEPHEN RABIN, ESQ.
     BRIAN MURRAY, ESQ.
     275 Madison Avenue
     New York, NY 10016
     Telephone:  212/682-1818

     Attorneys for Plaintiffs and
     All Others Similarly Situated



                             UNITED STATES DISTRICT COURT

                            CENTRAL DISTRICT OF CALIFORNIA

     JDA Systems Corp. Pension Plan     )    Case No. 95-7113 JGD (SHx)
     Trust, on Behalf of Itself and     )
     All Others Similarly Situated,     )    CLASS ACTION
                                        )    ------------
                    Plaintiff,          )    COMPLAINT FOR VIOLATIONS OF THE
                                        )    SECURITIES EXCHANGE ACT OF 1934
          v.                            )    -------------------------------
                                        )    JURY TRIAL DEMANDED
     CompuMed, Inc., Rod N.             )    -------------------
     Raynovich, Devere B. Pollom,       )
     Howard Mark, M.D., Robert G.       )
     Funari, Robert Stuckelman, and     )
     Russell Walker                     )
                                        )
                    Defendants.         )
     -----------------------------------



               For its complaint, plaintiff makes the following allegations on information and belief, except and to those allegations contained in Paragraph 7, which are alleged upon personal knowledge. Plaintiff's information and belief is based inter alia, upon the investigation made
                                     ----- ----
     by and through its attorneys.

               1. This is a securities class action brought against CompuMed, Inc. ("CompuMed" or the "Company") and its top officers and directors (referred to herein as "the Individual Defendants"). Over an approximate one and one-half month period, defendants misrepresented the Company's future prospects. In particular, during the Class Period, CompuMed and its top officers misrepresented and omitted material facts concerning the terms of the Company's right to receive royalties from granting a license to its OsteoGram technology to Merck & Co., Inc. ("Merck"). Moreover, the defendants made or adopted forecasts of CompuMed's earnings which at the time such forecasts were made defendants knew or recklessly disregarded information which seriously undermined such optimistic forecasts.

               2. On October 17, 1995, CompuMed revealed that instead of receiving a specific royalty payment for each OsteoGram test performed over the next five years, Merck had placed a cap on the amount of royalties which CompuMed would receive during the final two years of the five year licensing agreement. Upon this revelation, CompuMed's stock price collapsed, in a single day falling from $16 to $8-1/4 -- a 48% drop on extremely high volume of 4.3 million shares.

                                JURISDICTION AND VENUE
                                ----------------------

               3.   This Court has jurisdiction of this action pursuant to
     Section 27 of the Securities Exchange Act of 1934 (the "Exchange Act") [15 U.S.C. Section 78aa]. The claims asserted herein arise under Sections 10(b) and 20(a) of the Exchange Act [15 U.S.C. Sections 78j(b), 78t(a) and 78t-1(a)] and Rule 10b-5 [17 C.F.R. Section 240.10b-5] promulgated thereunder.

               4. This action is brought to remedy violations of the Exchange Act in connection with the purchase of the common stock of CompuMed by plaintiff and the members of the plaintiff Class for the period between August 31, 1995 and October 17, 1995, inclusive (the "Class Period"). During this period, defendants prepared or substantially participated in the preparation of false and misleading statements, reports and releases which were disseminated to the members of the plaintiff Class and to the investing public generally.

               5. Venue is proper in this District pursuant to Section 27 of the Exchange Act. Many of the acts charged herein, including the dissemination of various statements which contained materially false and misleading information, occurred in this District. At all relevant times herein, CompuMed was a Delaware corporation with its principal executive office located at 1230 Rosecrans Avenue, Suite 1000, Manhattan Beach, California. In addition, at all relevant times herein, the Individual Defendants transacted substantial business or lived in this District and many of potential witnesses reside in this District.

               6. In connection with the acts alleged in this Complaint, defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including, but not limited to, the mails, interstate telephonic communications and the facilities of the national securities markets.

                                  THE PARTIES
                                  -----------

               7. Plaintiff JDA Systems Corp. Pension Plan Trust purchased 500 shares of CompuMed common stock on October 16, 1995 at $15-1/4 per share, which price was artificially inflated as a result of defendants' wrongful acts as alleged herein.

               8. Defendant CompuMed is a Delaware corporation which currently maintains its principal executive offices at 1230 Rosecrans Avenue, Suite 1000, Manhattan Beach, California. At all times, CompuMed was a reporting company under the Exchange Act. CompuMed stock is listed and traded on the NASDAQ small cap market system under the symbol "CMPD".

               9. Defendant Rod N. Raynovich ("Raynovich") is President and Chief Executive Officer of CompuMed. Raynovich signed the licensing and royalty agreement between CompuMed and Merck.

               10. Defendant DeVere B. Pollom ("Pollom") is Vice President and Chief Financial Officer of CompuMed. During the Class Period and, at a time when he knew of or recklessly disregarded the adverse information regarding CompuMed set forth below, defendant Pollom sold 5,000 shares of CompuMed stock.

               11. Defendant Howard Mark, M.D. ("Mark") is the Medical Director of the Company and serves as a Director of CompuMed. During the Class Period and, at a time, when he knew of or recklessly disregarded the adverse information regarding CompuMed set forth below, defendant Mark sold 22,800 shares of CompuMed stock.

               12. Defendant Robert G. Funari ("Funari") serves as a Director of CompuMed. During the Class Period and, at a time when he knew or recklessly disregarded the adverse information regarding CompuMed set forth below, defendant Funari sold 19,542 shares of CompuMed stock.

               13. Defendant Robert Stuckelman ("Stuckelman") serves as Chairman of the Board of CompuMed. During the Class Period and, at a time when he knew or recklessly disregarded the adverse information regarding CompuMed set forth below, defendant Stuckelman sold 90,000 shares of CompuMed stock.

               14. Defendant Russel Walker ("Walker") serves as a Director of CompuMed. During the Class Period and, at a time when he knew or recklessly disregarded the adverse information regarding CompuMed set forth below, defendant Walker sold 913 shares of CompuMed stock.

                        THE ROLE OF THE INDIVIDUAL DEFENDANTS
                        -------------------------------------

               15. The defendants named in paragraphs 9-14 above are collectively referred to herein as the "Individual Defendants." Each of the Individual Defendants by reason of their stock ownership, management positions and/or membership on CompuMed's Board of Directors were, during the time they owned such stock and/or held said positions, "controlling persons" of the Company within the meaning of Section 20(a) of the Exchange Act. The Individual Defendants had the power and influence, and exercised the same, to cause CompuMed to engage in the illegal practices complained of herein.

               16. The Individual Defendants participated in the drafting and preparation of the various public and shareholder reports and other communications alleged herein to be false and misleading. Because of their Board membership and/or executive and managerial positions with CompuMed, each of the Individual Defendants had access to the adverse non-public information about the Company's business prospects and financial condition as particularized herein and knew those adverse facts rendered the statements made or adopted by defendants during the Class Period false and misleading.

               17. The Individual Defendants, because of their positions of control and authority as officers and/or directors of the Company, were able to and did control the contents of the various reports, press releases and presentations to securities analysts pertaining to the Company. Each of these defendants was provided with copies of CompuMed's press releases alleged herein to be misleading prior to or shortly after their issuance and had the ability and opportunity to prevent their issuance or cause them to be corrected. As a result, each of the Individual Defendants is responsible for the accuracy of the public releases detailed herein and is therefore liable for the representations contained therein.

               18. A common enterprise and common course of conduct commenced sometime prior to the Class Period involving the Individual Defendants and CompuMed. These defendants pursued the common enterprise and common course of conduct until, at least, the end of the Class Period. The purpose and effect of the common enterprise and common course of conduct was, inter
                                                                       -----
     alia, to inflate and maintain the price of CompuMed common stock at
     ----
     artificially inflated levels in order to protect the Individual Defendants' substantial interest in CompuMed common stock, to enable the Individual Defendants to profit from stock options and to maintain the Individual Defendants' lucrative and prestigious management and/or directorial positions with CompuMed. Defendants accomplished their common enterprise and common course of conduct by, inter alia, artificially inflating the
                                      ----- ----
      price of CompuMed common stock by issuing, or causing to be issued, a series of false and misleading press releases and other statements, including those particularized herein. The Individual Defendants also provided materially false and misleading information to securities analysts. In addition, Individual Defendants Pollom, Mark, Funari, Stuckelman, and Walker directly benefitted from their illegal course of conduct by selling CompuMed common stock at artificially inflated prices without disclosing the adverse material, non-public and confidential facts about CompuMed to which they and the Company were privy. Each defendant named herein was a direct, necessary and substantial participant in the common enterprise and common course of conduct complained of herein.

               19. Each of the named defendants participated in the wrongdoing complained of herein. In taking the action, as particularized herein, each defendant acted with an awareness of the wrongdoing and realized that its/his conduct contributed to and furthered the common enterprise and common course of conduct.

               20. During the Class Period, each of the Individual Defendants occupied positions with CompuMed which made him privy to confidential and proprietary information concerning CompuMed and its operations, finances, contractual agreements, financial condition and future prospects. Because of their positions and access to non-public information about the Company, all of the Individual Defendants knew or recklessly disregarded the adverse material facts about the Company specified herein which had not been disclosed to the investing public, including plaintiff and the other members of the Class.

               21. Each of the defendants herein knew, or recklessly disregarded such facts, that the materially false and misleading statements and omissions particularized herein would adversely affect the integrity of the market for CompuMed's common stock and would serve to artificially inflate or maintain the price of such stock. Each of the defendants, by acting as described herein, did so knowingly or in such a reckless manner as to constitute a deceit and fraud on plaintiff and the other members of the class.

                             FRAUD ON THE MARKET DOCTRINE
                             ----------------------------

               22. The market for CompuMed common stock is an efficient market for the following reasons, among others:

                    a. CompuMed met the requirements for listing, and was listed on the NASDAQ Small Cap market, an efficient market;

                    b. As a regulated issuer, the Company filed periodic public reports with the SEC;

                    c. The Company's trading volume was substantial, averaging over 100,000 shares per day during the Class Period, thereby reflecting numerous trades each day; and

                    d. The Company was followed by analysts employed by brokerage firms who wrote reports which were distributed to the sales force and certain customers of their respective brokerage firms and which became available, directly or indirectly, to the public.

                 COMPUMED'S USE OF SECURITIES ANALYSTS TO FEED FALSE
                        INFORMATION TO THE SECURITIES MARKETS
                        -------------------------------------

               23. During the Class Period, CompuMed was followed by securities analysts employment by investment banking firms and brokerage houses which issue reports and make recommendations concerning CompuMed's common stock to their clients.

               24. In writing their reports about CompuMed, analysts relied, in substantial part, upon information provided to them by and statements and reports made public by the Company, information provided to them privately by the Company through the Individual Defendants, and assurances by the Company that information in the analysts reports was not at material variance from the Company's internal knowledge of its operations and prospects.

               25. CompuMed's stock price was particularly sensitive to the Company's and analysts' statements regarding the Company's income, earnings and profits. CompuMed used its communications to analysts to assure them -- and through them the investing public -- that CompuMed's business was strong, that its licensing agreement with Merck would provide substantial income which would steadily increase its earnings, that demand for services was excellent and that the Company was on track to achieve strong earnings per share growth.

               26. As part of the fraudulent scheme complained of and the course of business that operated as a fraud on the purchasers of CompuMed's stock during the Class Period, CompuMed had its members of management, including the Individual Defendants, communicate with various securities analysts, such as Montgomery Securities, Inc. to discuss, among other things, the Company's prospects, products, licensing agreements, operating results and expected income, and to provide detailed "guidance" and direction to these analysts with respect to the Company's business and projected income and earnings. These communications included, but were not limited to, conference calls, meetings, and analysts' briefings. CompuMed knew that by participating in these communications with the analysts, the Company could disseminate false information to the investment community and investors would rely and act upon such information. The defendants had these communications with analysts in order to cause or encourage them to issue favorable reports on CompuMed and used these communications to falsely present CompuMed's prospects to the marketplace and keep the market price of CompuMed's common stock artificially inflated.

               27. In addition to the false statements made directly to the investing public, CompuMed also misled investors indirectly, by feeding false or misleadingly incomplete information to securities analysts. By manipulating the information which the defendants, including the Individual Defendants, provided to securities analysts, CompuMed was able to artificially inflate and maintain the price of CompuMed's stock to deceive the investing public and to induce investors to purchase CompuMed stock at fraudulently inflated prices.

               28. By intentionally or recklessly misleading securities analysts, CompuMed directly or indirectly caused the analysts to issue false and misleading reports that contained the false and misleading information that CompuMed provided. In addition, CompuMed caused the analysts to express misleading opinions and to make misleading recommendations and projections, each of which was misleading because it was based on false or misleading information that CompuMed provided to the analysts as a basis for those opinions, recommendations and projections.

               29. CompuMed and the Individual Defendants used the analysts as conduits of misinformation, causing the securities analysts to mislead investors with false or misleading statements that the defendants intentionally or recklessly induced the analysts to make. By these acts, defendants manipulated the price of CompuMed stock and defrauded investors by intentionally or recklessly misleading analysts in order to cause those analysts to issue favorable reports that in turn caused investors to purchase CompuMed stock at artificially inflated prices.

               30. The role of the securities analysts who wrote reports on CompuMed became that of conduits by and through which CompuMed provided false information to the marketplace in order to deceive investors and artificially inflate the price of CompuMed stock. Acting through or by the means of securities analysts, these defendants thus were able to manipulate the price of CompuMed stock and to deceive investors in contravention of
     Section 10(b) of the Exchange Act which makes it unlawful to employ any manipulative or deceptive device or contrivance -- without regard to whether the manipulation or deception is accomplished "directly or indirectly," and without regard to whether the defendant acts personally or "through or by means of any other person." 15 U.S.C. Section 78t(b).

               31. The information about CompuMed contained in securities analysts' reports, as alleged herein, was obtained from or based on information obtained from CompuMed, as discussed above, and copies of drafts of these reports were provided to CompuMed and its top officers (including, but not limited to, the Individual Defendants) before they were released, and those drafts were reviewed and approved by them. CompuMed knew of these reports, their contents, that they were based on information provided by CompuMed, and that they would be issued to members of the investing public, be circulated throughout the investing community, and would affect the trading price of CompuMed's common stock. CompuMed endorsed these reports, adopted them as its own, and placed its imprimatur on them as well as the projections, forecasts and statements contained therein. Despite their duty to do so, the defendants failed to correct these statements during the Class Period.

               32. The investment community, and in turn, investors, relied and acted upon the information communicated in these written reports and that recommended that investors purchase CompuMed common stock. CompuMed manipulated and inflated the market price of CompuMed stock by falsely presenting to analysts, through regular meetings and during both telephonic and written communications, the prospects of the Company and by failing to disclose the true adverse information about the Company that was known only to them.

               33. The investment community, and in turn, investors, relied and acted upon the information communicated by CompuMed management to securities analysts.

                            PLAINTIFF'S CLASS ALLEGATIONS
                            -----------------------------

               34. Plaintiff brings this action as a class action pursuant to Federal Rules of Civil Procedure 23(a) and (b)(3) on behalf of all persons and entities that purchased the common stock of CompuMed between August 31, 1995 and October 17, 1995 (the "Class Period"). Excluded from the Class are the defendants, their family members and any entity in which any defendant has a controlling interest.

               35. The members of the Class are so numerous that joinder of all members is impracticable. While the exact number of class members is unknown to plaintiff at this time, plaintiff believes that there are, at least, thousands of members of the class who traded CompuMed common stock during the Class Period. As of August 9, 1995, CompuMed has approximately
     6.8 million shares of common stock outstanding.

               36. Plaintiff's claims are typical of the claims of the Class because plaintiff and the Class members sustained damages as a result of defendants' wrongful conduct.

               37. Plaintiff will adequately protect the interests of the Class. Plaintiff has retained counsel who are experienced and competent in class action securities litigation. Plaintiff has no interests which are in conflict with those of the Class.

               38. A class action is superior to other available methods for the fair and efficient adjudication of this controversy. No difficulty will be encountered in the management of this action as a class action.

               39. Questions of law and fact common to the members of the Class predominate over any questions which may affect only individual members. Among the common questions of law and fact are:

                         i) whether the federal securities laws were violated by defendants;

                         ii) whether CompuMed's public statements during the Class Period omitted and/or misrepresented material facts;

                         iii) whether statements made or adopted by CompuMed officers during the Class Period regarding the Company's expected financial results were false and misleading;

                         iv) whether defendants participated in the common course of conduct complained of;

                         v)   whether defendants acted willfully or recklessly;

                         vi) whether the market price of CompuMed's stock was artificially inflated due to the non-disclosure and/or misrepresentations complained of; and

                         vii) the extent of the injuries sustained by the members of the Class and the appropriate measure of damages.

                          THE NATURE OF COMPUMED'S BUSINESS
                          ---------------------------------

               40. CompuMed purports to be a medical systems company which is engaged in the application of computer technology to medicine. The Company designs, assembles, services and distributes its own line of computer-based cardiopulmonary medical instruments for use by physicians, hospitals, clinics and other health care facilities. Additionally, CompuMed computer processes electrocardiograms on line for approximately 1,600 health care providers in the United States. In March 1994, CompuMed acquired the rights to a pharmaceutical product, Detoxahol.

               41. The Company also operates a medical laboratory for the diagnosis of osteoporosis (the thinning and weakening of the bone). CompuMed developed the OsteoGram technique for measuring bone density, utilizing a technology known as radiographic absorptiometry ("RA"), in which a standard hand x-ray is taken with a CompuMed calibration wedge in the field of view utilizing standard x-ray equipment. The developed film from the x-ray is then sent to the CompuMed laboratory where bone density is analyzed with proprietary software. The OsteoGram technique is purportedly the only osteoporosis detection technique which may be performed without any specialized medical equipment other than the calibration wedge.

               42. In CompuMed's Form 10-K for its fiscal year ending September 30, 1994, the Company represented that:

               CompuMed expects its major near-term growth to come from the distribution and processing of this bone density test, called the OsteoGram.

               *                          *                          *

               While the Company's [osteoporosis diagnosis systems] business represents about one quarter of the Company's total current revenues, it is expected to account for a significant portion of the Company's revenues in future years.

               43. In his letter to CompuMed shareholders in the Company's Annual Report for the fiscal year ending September 30, 1994, defendant Raynovich stated:

               With our OsteoGram technology, we hope to expand our collaborations with Merck...and other strategic partners to further the market acceptance of our testing approach....The osteoporosis diagnostic and
               therapeutic markets are expected to undergo significant growth and our market share of testing is forecast to be 34 percent by 1998.

               As you have heard in previous communications from CompuMed, we are currently participating in collaborative clinical studies with Merck.

     The annual report was disseminated to the public on or about April 27, 1995.

               44. In Management's discussion and Analysis or Plan of Operation contained in CompuMed's Annual Report for fiscal year ending September 30, 1994, the Company reported losses and stated that "[t]he Company anticipates further losses until a significant market for the OsteoGram is developed." As stated above, the Annual Report to Shareholders for fiscal year 1994 was disseminated on or about April 27, 1995.

               45.  The June 27, 1995 edition of Reuters reported that CompuMed
                                                 -------
     was in talks with a potential corporate partner regarding licensing of CompuMed's OsteoGram bone density test." The Reuters article went on to
                                                   -------
     report that the Company made that announcement in response to high trading volume and increasing share price, which had increased from below $1 per share to above $5.50 in an approximate two week period of time.

             DEFENDANTS' ILLEGAL SCHEME TO INFLATE COMPUMED'S STOCK PRICE
             ------------------------------------------------------------

               46. The Class period begins on August 31, 1995, when Merck issued a press release announcing that CompuMed had entered into a licensing and royalty agreement with Merck with respect to the OsteoGram technology and explained:

               Under the agreement, Merck will obtain the worldwide, exclusive rights to the OsteoGram from CompuMed... In exchange, CompuMed will receive a licensing fee and
                         -----------------------------------------
               royalties on all OsteoGram tests performed over a
               -------------------------------------------------
               period of five years.
               ---------------------

               *                          *                          *

               The closing of the agreement is contingent upon the
               ---------------------------------------------------
               satisfaction of certain conditions by September 22,
               ---------------------------------------------------
               1995.  (Emphasis added.)
               -----

     Defendant Raynovich was named in the release as the contact person for CompuMed. Defendants approved the contents of the above press release prior to its dissemination to the investing public.

               47. On August 31, 1995, Merck issued a separate press release announcing that it was establishing a nonprofit organization called the "Bone Measurement Institute" to, among other things, "conduct activities to help increase the availability of bone measurement technologies." The release also reported that the Bone Measurement Institute would "administer Merck's agreement with CompuMed [for the OsteoGram technology]."

               48. On September 27, 1995, CompuMed issued a press release which announced "the completion of its agreement granting Merck [] exclusive worldwide rights to operate and market CompuMed's OsteoGram bone density testing service." The press release reiterated that:

               Under the terms of the agreement, Merck will pay
                                                 --------------
               CompuMed a licensing fee and royalties on all OsteoGram
               -------------------------------------------------------
               tests performed for the next five years.
               ----------------------------------------


               49.  The October 6, 1995 edition of the San Francisco Chronicle
                                                       -----------------------
     reported that the president of SoundView Asset Management ("SoundView") described CompuMed as "his favorite holding," citing to the CompuMed-Merck five year licensing and royalty agreement. The SoundView president said that in light of the agreement, he expected the Company to break even in 1996, earn $2 per share in the following year, earn $5 per share in 1998, and earn $10 in 1999. In accordance with the usual practice within the securities industry, SoundView obtained the information it used to project earnings from public information disseminated by CompuMed.

               50. On October 11, 1995, Montgomery Securities issued a press release announcing that it was initiating coverage of CompuMed with a "Buy" rating. The release stated that Montgomery Securities expected CompuMed to earn $0.10 per share in fiscal year 1996 and $0.83 per share in fiscal year 1997. Additionally, Montgomery Securities reported a one-year target price of $25 and described the Company's OsteoGram system. In accordance with the usual practice within the securities industry, Montgomery Securities obtained the information it used to project fiscal year earnings and target price from CompuMed.

               51.  The October 12, 1995 edition of the San Francisco Chronicle

                                                        -----------------------
     reported that as a result of the October 11, 1995 announcement by Montgomery Securities, the price of CompuMed stock had jumped $2-3/4 to $17-1/8, an increase of 22%.

               52. The market reacted to these positive announcements about CompuMed's growth potential in light of its licensing and royalty agreement with Merck. During the six week period between August 31, 1995, the day that the CompuMed-Merck agreement was first publicly announced, and October 16, 1995, CompuMed's stock price increased from approximately $9-1/16 to $16-7/8 and traded as high as $19-1/8 during the Class Period.

               53. On October 17, 1995, nearly three weeks after CompuMed made its September 27, 10995 announcement concerning its completion of negotiations with Merck, and less than one week after Montgomery Securities had initiated coverage of the stock, the Company issued a statement which announced the terms of the CompuMed-Merck licensing and royalty agreement. In the statement, which was filed with the Company's Form 8-K, CompuMed explained:

               Under the license agreement for the first generation OsteoGram, Merck will pay CompuMed royalties for each revenue-producing test using the OsteoGram technology during the years 1996 through 2000. The royalties will escalate from $2 to $4 per test over that period.
               These royalty payments have no maximum amount during
               ----------------------------------------------------
               1996 through 1998, but they are subject to a maximum in
               -------------------------------------------------------
               1999 equal to the lesser of 10 percent of Merck's total
               -------------------------------------------------------
               collected revenues or $3 million and a maximum in 2000
               ------------------------------------------------------
               equal to the lesser of 10 percent of Merck's total
               --------------------------------------------------
               collected revenues or $4 million.  (Emphasis added.)
               --------------------------------

               54. The Company's Form 8-K filed on October 17, 1995 included the September 22, 1995 CompuMed-Merck licensing and royalty agreement. The agreement provided that Merck shall pay CompuMed the following for each OsteoGram test: 1) $2 per test in Year 1; 2) $2.50 per test in Year 2; 3) $3 per test in Year 3; 4) $3.50 per test in Year 4; and 5) $4 per test in Year 5. The agreement did, however, place the cap on royalty payments which CompuMed could receive during Years 4 and 5, as described in the previous paragraph.

               55. The October 17, 1995 revelation of the true terms of the CompuMed-Merck agreement stunned the investing public. CompuMed's shares, which had traded as high as $19-1/8 during the Class Period plummeted 48% on October 17, 1995. The price of CompuMed stock opened at $16 and fell to as low as $7 before closing at $8-1/4 per share on trading volume in excess of 4.3 million shares.

               56.  The October 18, 1995 edition of the San Francisco Chronicle
                                                        -----------------------
     reported that Merck had sought the royalty caps late in the negotiations between CompuMed and Merck. Thus, CompuMed had agreed upon the royalty caps for Years 4 and 5 prior to September 22, 1995.

               57. The defendants' public statements and others of similar import described above regarding CompuMed's licensing agreement with Merck were materially false, misleading and lacking a reasonable basis in that defendants materially misrepresented and/or failed to disclose, inter alia,
                                                                     ----- ----
     that:

               (a) The September 22, 1995 agreement between Merck and CompuMed provided a cap on the amount of royalty payments which CompuMed could receive from Merck during the fourth and fifth years of the five year royalty period, and the defendants were aware of this fact prior to October 17, 1995;

               (b) As a result of the fourth and fifth year caps on the royalty payments to CompuMed, CompuMed could not meet income expectations;

               (c) Because of the fourth and fifth year cap on royalties under the CompuMed-Merck licensing agreement, CompuMed could not meet growth and earnings expectations.

               58. As a result of the dissemination of the aforementioned false and misleading public documents and statements, the market price of CompuMed's common stock was artificially inflated through the Class Period. In ignorance of the adverse facts which were concealed by defendants, plaintiff and the members of the Class purchased CompuMed common stock at artificially inflated prices. Had plaintiff and the other members of the Class known of the materially adverse information not disclosed by the defendants, they would not have purchased CompuMed common stock at the artificially inflated prices which they did.

                                   INSIDER TRADING
                                   ---------------

               59. During the Class Period, defendant Pollom was Executive Vice President and Chief Financial Officer of the Company and, as a result of such position, was privy to confidential, proprietary information concerning the Company's business, markets, contractual agreements, financial condition and future business prospects. Notwithstanding his duty to abstain from trading CompuMed common stock under the circumstances, or to disclose the material nonpublic information prior to trading, defendant Pollom sold 5,000 shares of CompMed common stock between September 21, 1995 and September 29, 1995 at prices between $10.38 and $12.25 per share.

               60. In all, the gross proceeds which Pollom realized from his sales were made prior to the disclosure of the material adverse facts described above and at a time when CompuMed common stock was artificially inflated in price as a result of defendants' illegal conduct as alleged above.

               61. During the Class Period, defendant Mark was the Company's Medical Director and served as a Director of CompuMed and, as a result of such position, was privy to confidential, proprietary information concerning the Company's business, markets, contractual agreements, financial condition and future business prospects. Notwithstanding his duty to abstain from trading CompuMed common stock under the circumstances, or to disclose the material nonpublic information prior to trading, defendant Mark sold 22,800 shares of CompuMed stock during the Class Period and prior to the Company's negative announcement on October 17, 1995. Defendant Mark sold the 22,800 shares at prices between $12.63 and $12.75 on September 25, 1995.

               62. In all, the gross proceeds which Mark realized from his sales of CompuMed stock were made prior to the disclosure of the material adverse facts described above and at a time when CompuMed common stock was artificially inflated in price as a result of defendants' illegal conduct as alleged above.

               63. During the Class Period, defendant Funari served as a Director of CompuMed and, as a result of such position, was privy to confidential, proprietary information concerning the Company's business, markets, contractual agreements, financial condition and future business prospects. Notwithstanding his duty to abstain from trading CompuMed common stock under the circumstances, or to disclose the material nonpublic information prior to trading, defendant Funari sold 19,542 shares of CompuMed stock during the Class Period and prior to the Company's negative announcement on October 17, 1995. Defendant Funari sold the 19,542 shares at $11.52 per share on September 28, 1995.

               64. In all, the gross proceeds which Funari realized from his sales of CompuMed stock were made prior to the disclosure of the material adverse facts described above and at a time when CompuMed common stock was artificially inflated in price as a result of defendants' illegal conduct as alleged above.

               65. During the Class Period, defendant Stuckelman served as Chairman of the Board of CompuMed and, as a result of such position, was privy to confidential, proprietary information concerning the Company's business, markets, contractual agreements, financial condition and future business prospects. Notwithstanding his duty to abstain from trading CompuMed common stock under the circumstances, or to disclose the material nonpublic information prior to trading, defendant Stuckelman sold 90,000 shares of CompuMed stock during the Class Period and prior to the Company's negative announcement on October 17, 1995. Defendant Stuckelman sold the 90,000 shares at prices between $10.38 and $12.25 per share between September 21, 1995 and September 29, 1995.

               66. In all, the gross proceeds which Stuckelman realized from his sales of CompuMed stock were made prior to the disclosure of the material adverse facts described above and at a time when CompuMed common stock was artificially inflated in price as a result of defendants' illegal conduct as alleged above.

               67. During the Class Period, defendant Walker served as a Director of CompuMed and, as a result of such position, was privy to confidential, proprietary information concerning the Company's business, contractual agreements, markets, financial condition and future business prospects. Notwithstanding his duty to abstain from trading CompuMed common stock under the circumstances, or to disclose the material nonpublic information prior to trading, defendant Walker sold 913 shares of CompuMed stock during the Class Period and prior to the Company's negative announcement on October 17, 1995. Defendant Stuckelman sold the 913 shares at $11.38 per share on September 28, 1995.

               68. In all, the gross proceeds which Stuckelman realized from his sales of CompuMed stock were made prior to the disclosure of the material adverse facts described above and at a time when CompuMed common stock was artificially inflated in price as a result of defendants' illegal conduct as alleged above.

               69. During the Class Period, while they were in possession of material adverse information concerning the CompuMed-Merck agreement, but the investing public was not, Individual Defendants Pollom, Mark, Funari, Stuckelman, and Walker sold in the aggregate 138,255 shares of CompuMed stock for over $1.512 million in gross proceeds.


                                       COUNT I

                   VIOLATION OF SECTIONS 10(b) OF THE EXCHANGE ACT
                                  AND SEC RULE 10b-5
                   ------------------------------------------------

               70. Plaintiff incorporates by reference and realleges Paragraphs 1-69, above.

               71. This Count is asserted by plaintiff and the Class against all named defendants, and is based upon Section 10(b) of the Exchange Act, 15 U.S.C. Section 78j(b), and Rule 10b-5 promulgated thereunder.

               72. During the Class Period, the defendants engaged in a plan, scheme and unlawful course of conduct, pursuant to which they knowingly and recklessly engaged in acts, transactions, practices, and courses of business which operated as a fraud upon plaintiff and the other members of the Class, and made various untrue statements of material facts and omitted to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to plaintiff and the other class members. The purpose and effect of said scheme was to artificially inflated the price of CompuMed common stock in order to, inter alia, induce plaintiff and the Class to purchase CompuMed
               ----------
     common stock during the Class Period at artificially inflated prices.

               73. Each of the defendants knew or recklessly disregarded the fact that the aforesaid acts and practices, misleading statements and omissions would adversely affect the integrity of the market in CompuMed common stock and would artificially inflate or maintain the price of such stock.

               74.  By reason of the foregoing, defendants directly violated
     Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder in that they, or a person whom they controlled (a) employed devices, schemes and artifices to defraud, (b) made untrue statements of material facts or omitted to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (c) engaged in acts, practices and a course of business which operated as a fraud or deceit upon plaintiff and the other members of the Class in connection with their purchases of CompuMed common stock during the Class Period.

               75. As a result of the foregoing, the market price of CompuMed common stock was artificially inflated during the Class Period. In ignorance of the false and misleading conduct described above, plaintiff and the other members of the Class relied, to their damage, on the integrity of the market set price for CompuMed common stock.

               76. The price of CompuMed common stock declined materially upon the public disclosure of the true facts which had been misrepresented or concealed as alleged in this Complaint. Plaintiff and the other members of the Class have suffered substantial damages as a result of the wrongs herein alleged.

               77. Plaintiff and the other members of the Class, at the time of the false misrepresentations and omissions as alleged herein, were ignorant of the falsity of these statements, and believed them to be true. In reliance upon said misrepresentations, the integrity of the market and the fidelity, integrity and superior knowledge of defendants, and in ignorance of the true facts, plaintiff and the other Class members were induced to and did purchase CompuMed common stock. Had plaintiff and other members of the Class known the true facts, they would not have taken such action.

                                       COUNT II

                    VIOLATION OF SECTION 20(a) OF THE EXCHANGE ACT
                    ----------------------------------------------

               78. Plaintiff incorporates by reference and realleges Paragraphs 1-77, above.

               79. This count is asserted by plaintiff and the Class against the Individual Defendants, as defined in Paragraph 15, supra, and is based
                                                            -----
     upon Section 20(a) of the Exchange Act [15 U.S.C. Section 78t(a).

               80. Defendants Raynovich, Pollom, Mark, Funari, Stuckelman, and Walker, by reason of their stock ownership, management positions and/or membership on CompuMed's board of directors, and by reason of their acts alleged herein, controlled CompuMed within the meaning of Section 20(a) of the Exchange Act.

               81. The Individual Defendants violated Section 20(a) of the Exchange Act and are liable for the acts of CompuMed which caused damage to the plaintiff and members of the Class.

                                     JURY DEMAND
                                     -----------

                      Plaintiff hereby demands a trial by jury.


     Dated:  October 19, 1995                GOLD BENNETT & CERA



                                             By:   /s/ Paul F. Bennett
                                                  -----------------------
                                                  Paul F. Bennett

                                                  and

                                             RABIN & GARLAND

                                             Attorneys for Plaintiff and
                                             All Others Similarly Situated


                                  PRAYER FOR RELIEF
                                  -----------------

               WHEREFORE, plaintiff prays for judgment as follows:

               1. Declaring this to be a class action pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure.

               2. Awarding plaintiff and the members of the Plaintiff Class damages;

               3. Awarding plaintiff and the members of the Class pre- and post-judgment interest, as well as attorneys' fees, experts' fees, and costs;

               4. Awarding plaintiff and the members of the Class extraordinary equitable and/or injunctive relief, including attaching, impounding and imposing a constructive trust upon or otherwise restricting the proceeds of defendants' trading activities or their other assets so as to assure that the Class has an effective remedy; and

               5.   Awarding such other relief as this Court may deem proper.


     Dated:  October 19, 1995                GOLD BENNETT & CERA



                                             By:   /s/ Paul F. Bennett
                                                  -----------------------
                                                  Paul F. Bennett

                                                  and

                                             RABIN & GARLAND

                                             Attorneys for Plaintiff and
                                             All Others Similarly Situated